SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported):

August 15, 2005

CRYO-CELL INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

Delaware	0-23386	22-3023093
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

700 Brooker Creek Blvd., Suite 1800

Oldsmar, Florida 34677

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (813) 749-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 15, 2005, we entered into a three-year employment agreement (the “Employment Agreement”) with Mercedes Walton, the Company’s Chairman of the Board and interim Chief Executive Officer, to become our Chairman of the Board and Chief Executive Officer (on a non-interim basis) effective as of September 1, 2005 (the “Commencement Date”). Effective on the Commencement Date, Ms. Walton will receive a base salary of $330,000 per year, subject to 4%-10% increases that will become effective on February 1, 2006, 2007 and 2008 depending on whether corporate performance meets certain incentive standards established from time to time by the compensation committee of the Company’s board of directors. The three-year term of the Employment Agreement will be automatically extended for additional one-year periods unless, at least 90 days prior to the end of the then-current term, either party notifies the other in writing of its intent not to renew the agreement.

In addition to base salary, the Employment Agreement provides that Ms. Walton is eligible for annual lump-sum bonuses, at the discretion of the Company’s board of directors, available to senior executive officers. Specifically, Ms. Walton will be eligible to receive annual bonuses in amounts of 20%, 40% or 60% of her then-current base salary depending on whether corporate performance meets certain incentive standards established from time to time by the compensation committee of the Company’s board of directors. Ms. Walton is also eligible for long-term incentive awards provided to the Company’s senior executives generally, on terms finally determined the compensation committee of the Company’s board of directors.

On August 15, 2005 and under terms of the Employment Agreement, we granted Ms. Walton options to purchase up to 300,000 shares of the Company’s common stock, one-third of which vested on August 15, 2005, one-third of which will vest on August 31, 2006, and the final one-third of which will vest on August 31, 2007, at the per-share exercise price of $3.05. Notwithstanding the vesting schedule described above, these stock options shall fully vest and be exercisable for the remainder of their terms after Ms. Walton’s death or disability, termination without “cause,” her termination for “Good Reason,” or a “Change in Control” (as such terms are defined in the Employment Agreement). In all other respects, these stock options shall be exercisable consistent with the terms of the Company’s 2000 Incentive Stock Option Plan. The Employment Agreement also provides that all of Ms. Walton’s other options to purchase Company common stock shall also fully vest and remain exercisable for a one-year period after a “Change in Control.”

In the event the Employment Agreement is terminated upon Ms. Walton’s death (without any then-existing default in her performance), then Ms. Walton’s estate or a designated beneficiary will be entitled to receive Ms. Walton’s base salary for a 12-month period thereafter. In the event the Company terminates the Employment Agreement without cause (or delivers a notice of non-renewal of the Employment Agreement), she will be entitled to receive a lump sum equal to 12 months of her then-current base salary plus an amount equal to the pro rata portion of her annual bonus for the year of termination (based on the proportion of the year during which she was employed and the pro rata results for such year). If Ms. Walton terminates the Employment Agreement for “Good Reason” (as defined in the Employment Agreement), she will be entitled to continue receiving her then-current base salary for a 12-month period plus an amount equal to her annual bonus paid for the year prior to termination.

In the event of a termination of Ms. Walton’s employment upon a Change in Control or within two years thereafter (or prior to the Change in Control if the termination was related to the Change in Control), if the termination was initiated by the company without cause or by

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Ms. Walton for any reason, Ms. Walton will be entitled to receive the following: (i) compensation in an amount equal to two times the sum of (A) 24 months of base salary as in effect on the termination date or, if greater, base salary in effect immediately prior to the Change in Control, plus (B) the average of the actual bonus payments made to Ms. Walton for the most recent two years; (ii) a pro rata portion of the annual bonus for the year in which termination occurs (based on the proportion of the year during which she was employed and the pro rata results for such year; (ii) continued benefits and perquisites for a period of two years; (iii) reimbursement for reasonable legal fees and expenses incurred in connection with the termination; and (iv) the vesting of all shares of restricted stock, long-term performance stock option awards, other stock-appreciation rights and stock options. If the present value of the payments to Ms. Walton in connection with a Change in Control are greater than the product of three times Ms. Walton’s then-current base amount (under applicable tax regulations) as of the termination date (the “Parachute Limit”) but not greater than 105% of the Parachute Limit, then the Employment Agreement limits the present value of the total amount of such payments to one dollar less than the Parachute Limit. If the present value of the payments to Ms. Walton in connection with a Change in Control are greater than 105% of the Parachute Limit, the Company has agreed to pay to Ms. Walton an additional amount as a “gross-up payment” to pay any applicable excise taxes.

The Employment Agreement also provides that the Company will provide certain other benefits, including continued participation in all applicable Company benefit plans, payment of reasonable business expenses, and financial planning and legal expenses incurred in connection with the negotiation and execution of the Employment Agreement.

In the Employment Agreement, Ms. Walton has agreed not to compete with the Company or solicit its customers, clients or employees during the term of the Employment Agreement and for a period of two years following the termination of Ms. Walton’s employment under the Employment Agreement.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

On August 15, 2005, the Company entered into the Employment Agreement discussed in Item 1.01 above and appointed Mercedes Walton as the Company’s Chairman of the Board and Chief Executive Officer. Ms. Walton has served as a director of the Company since October 2000, as Chairman since June 2002 and as interim Chief Executive Officer since April 10, 2003. She has been CEO of Ralston Hill Consulting LLC, a business development and strategic technology consulting practice, since March 2000. The firm specializes in the design and deployment of technology commercialization strategies. During the period from January 2001 to September 2001, Ms. Walton was employed as the President and Chief Operating Officer of Applied Digital Solutions, Inc., a provider of e-business solutions. Ms. Walton was employed by AT&T from 1976 to 2000. She served as AT&T’s Vice President-Corporate Strategy and Business Development from January 1999 to March 2000, and as its Business Development Vice President-Corporate Strategy from March 1996 to December 1998. Ms. Walton’s educational achievements include a Bachelor of Arts degree from Smith College, and Masters degrees from both Harvard University and Massachusetts Institute of Technology. The material terms of Ms. Walton’s arrangements with us following the Employment Agreement and her appointment as Chief Executive Officer are described in Item 1.01 above.

In June 2002, the Company’s board of directors approved a compensation arrangement with Mercedes Walton for her service to the Company as Chairman of the Board, a position to which she was elected in June 2002. The arrangement provided for annual compensation to Ms. Walton of $150,000. In July 2004, Ms. Walton’s annual compensation was increased to $300,000. At the time she became Chairman in June 2002, Ms. Walton was also granted options to purchase 100,000 shares of the Company’s common stock pursuant to the Company’s Stock Incentive Plan. The exercise price of the options is $2.15 and the options are fully vested and are exercisable for five years. In August 2003, Ms. Walton was granted options to purchase an additional 300,000 shares of the Company’s common stock pursuant to the Company’s Stock Incentive Plan. The exercise price of the options is $.54 and the options are fully vested at this time. These options are exercisable for a period of five years from the date of grant. In February 2005, Ms. Walton was granted options to purchase 128,250 shares of the Company’s common stock pursuant to the Company’s Stock Incentive Plan. The exercise price of the options is $4.02 and the options are 33% vested one-year from the date of grant, 33% two-years from the date of grant and 33% vested three-years from the date of grant.

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Item 7.01. Regulation FD Disclosure.

On August 17, 2005, Cryo-Cell International, Inc. issued a press release. A copy of the press release is being furnished to the Securities and Exchange Commission and is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Press Release dated August 17, 2005, furnished herewith and incorporated herein by reference as Exhibit 99.1.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYO-CELL INTERNATIONAL, INC.
(REGISTRANT)

Date: August 19, 2005	By:	/s/ Jill M. Taymans
JILL M. TAYMANS, Vice President - Finance

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EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated August 17, 2005.